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                                                                     EXHIBIT 3.1

                               RESTATED CERTIFICATE OF
                                   INCORPORATION OF
                            NORLAND MEDICAL SYSTEMS, INC.

                                ----------------------

                                  Under Section 245
                                        of the
                   General Corporation Law of the State of Delaware

                                ----------------------


         The undersigned, Vice President and Secretary of NORLAND MEDICAL SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), do hereby certify:

    A.   The name of the Corporation is NORLAND MEDICAL SYSTEMS, INC.

    B. The Original Certificate of Incorporation of the Corporation was filed by the Secretary of the State of Delaware on the 21st day of December, 1993, under the name Ostech, Inc.

    C. The restatement of the Certificate of Incorporation set forth herein, in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware, merely restates and integrates and does not further amend the provisions of the Certificate of Incorporation of NORLAND MEDICAL SYSTEMS, INC. as theretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of the Restated Certificate of Incorporation setforth herein. This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation at a meeting, duly called and


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held, in accordance with the provisions of Section 245 of the General
Corporation law of the State of Delaware.

         D. The Certificate of Incorporation of the Corporation is hereby restated to set forth its entire terms as follows:

                                       RESTATED
                             CERTIFICATE OF INCORPORATION
                                          OF
                            NORLAND MEDICAL SYSTEMS, INC.*


              FIRST:    The name of the corporation is NORLAND MEDICAL SYSTEMS,
    INC.

              SECOND:   The address of the registered office of the Corporation
    in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

              THIRD:    The purpose of the Corporation is to engage in any
    lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

              FOURTH:   The total number of shares of all classes of capital
    stock which the Corporation shall have authority to issue is twenty-one million (21,000,000) shares, consisting of the following classes of stock:
    (A) one million (1,000,000) shares of Preferred Stock, par value $.0005 per share ("Preferred Stock"); and (B) twenty million (20,000,000) shares of Common Stock, par value $.0005 ("Common Stock").

         The designations, powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof in respect of the Preferred Stock and the Common Stock are as follows:

_________________

* Conformed to give effect to Certificate of Amendment filed with the Secretary of State of Delaware on October 24, 1997.


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              (1)  PREFERRED STOCK

              Preferred Stock may be issued from time to time in one or more series, each such series to have such terms as stated or expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or by action of the Board of Directors. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes unless expressly provided.

              Authority is hereby expressly granted to the Board of Directors from time to time to issue Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitation or restrictions thereof, including without limitations thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for the issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Common Stock or any other series of Preferred Stock. No vote of the holders of the Common Stock or Preferred Stock shall, unless otherwise provided herein or in the resolutions creating any particular series of Preferred Stock, be a prerequisite to the issuance of any shares of any series of Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation.

         (2)  COMMON STOCK

              Subject to the rights of the holders of the Preferred Stock, the Common Stock shall be entitled to dividends out of funds legally available therefor, when, as and if declared and paid to the holders of Common Stock, and upon liquidation of the Corporation to share ratably in the assets of the Corporation available for distribution to the holders of Common Stock. Except as otherwise provided herein or by law, the holders of Common Stock shall have full voting rights and powers and each share of Common Stock shall be entitled to one vote.

              FIFTH:    The Board of Directors is expressly authorized to
    adopt, amend or repeal By-Laws, subject to the reserved power of the stockholders to amend and repeal any By-Laws adopted by the Board of Directors.


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              SIXTH:    Unless and except to the extent that the By-Laws shall
    so require, the election of directors of the Corporation need not be by written ballot.

              SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

              EIGHTH:   No person who is or was a director of the Corporation
    shall be personally liable to the Corporation for monetary damages for breach of fiduciary duty as a director unless, and only to the extent that, such director is liable (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to, repeal or adoption of any provision of the Certificate of Incorporation inconsistent with this article shall apply to or have any effect on the liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision.

              NINTH:    Any and all right, title, interest and claim in or to
    any dividends declared by the Corporation, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six (6) years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned, and such unclaimed dividends in the possession of the Corporation, its transfer agents or other agents or depositaries, shall at such time become the absolute


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    property of the Corporation, free and clear of any and all claims of any persons whatsoever.

              IN WITNESS WHEREOF, the undersigned, Vice President and Secretary of NORLAND MEDICAL SYSTEMS, INC., hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this 12th day of October, 1995.



                                            /s/ Ralph G. Theodore
                                            ------------------------------
                                            Ralph G. Theodore
                                            Vice President



                                    Attest: /s/ John W. Buckman
                                            ------------------------------
                                            John W. Buckman
                                            Secretary


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